CERTIFICATE OF DESIGNATIONS
                POWERS, PREFERENCES, AND RIGHTS, AND QUALIFICATIONS,
                       LIMITATIONS, AND RESTRICTIONS THEREOF,
               OF "SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK" OF
                              ADVANCED NMR SYSTEMS, INC.

                            PURSUANT TO SECTION 151(G) OF
                         THE DELAWARE GENERAL CORPORATION LAW



               The undersigned, being the President and the Secretary of Advanced NMR Systems, Inc., a Delaware corporation (the
          "Corporation"), do hereby certify and set forth:

               1.   The name of the Corporation is Advanced NMR Systems,
          Inc..

               2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 3, 1983 and has been renewed, revived, and restored pursuant to a certificate of renewal and revival filed with the Secretary of State of the State of Delaware on October 30, 1986, and has been amended pursuant to certificates of amendment filed with the Secretary of State of Delaware on November 5, 1993, August 31, 1995 and September 21, 1995, respectively, and has been supplemented by a certificate of designations filed with the Secretary of State of the State of Delaware on May 30, 1996, and has been corrected by a certificate of correction filed with the Secretary of State of Delaware on May 31, 1996. Terms not otherwise defined in this Certificate of Designations have the meanings stated in the Certificate of Incorporation of the Corporation, as so amended, renewed and supplemented.

               3. The following resolution was approved by the majority vote of the Board of Directors of the Corporation at a meeting of the Board of Directors of the Corporation, duly called, at which a quorum was present and in attendance throughout, on the 14th day of August, 1997 in accordance with Section 151(g) of the Delaware General Corporation Law and Article Fourth of the Certificate of Incorporation of the Corporation, which resolution has not been amended, modified or rescinded and is in full force and effect as of the date hereof:


                   SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK

                    RESOLVED, that:

                    The Corporation shall have authority to issue 27,000 shares of Preferred Stock to be designated as the "Series B Convertible Redeemable Preferred Stock", which series shall have the following designations, relative rights, preferences and powers, and limitations, qualifications, and restrictions thereof in addition to those set forth in Article Fourth of the Certificate of Incorporation of the Corporation (the shares of the Series B Convertible Redeemable Preferred Stock being hereinafter called the "Series B"):

                    (1)  Dividends.  As and when dividends or other
                         ---------
          distributions (other than distributions referred to in Section 2 below) are declared or paid on the Common Stock, whether in cash, property or securities of the Corporation (other than Common Stock or a right or warrant referred to in Section 5(b) or (c) below), the holders of the Series B will be entitled to share in such dividends in an amount equal to the Conversion Rate (as defined in Section (5) below) multiplied by the amount of the dividend or other distribution declared or paid on a share of Common Stock for each share of the Series B.

                    (2)  Liquidation, Dissolution or Winding Up.  Upon any
                         --------------------------------------
          liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (a "Liquidation") the holders of shares of the Series B shall be entitled, before any payment or distribution is made to any Common Stock or shares of any other series of Preferred Stock that does not by its terms rank on a parity with or senior to the Series B with respect to distributions upon Liquidation, to be paid in cash out of the assets of the Corporation legally available for distribution to stockholders, whether such assets are capital, surplus or earnings, the sum of $100.00 per share plus an amount equal to any declared but unpaid dividends. The Series B shall rank at least pari passu with any other Preferred Stock of the Corporation with respect to distribution of assets upon any Liquidation. Upon a Liquidation, after payment to holders of any other series of Preferred Stock that by its terms ranks senior to the Series B with respect to distributions upon Liquidation of the amount to which they are respectively entitled, in case the net assets of the Corporation are insufficient to pay the holders of all outstanding shares of the Series B and any outstanding shares of any other series of Preferred Stock that by its terms ranks on parity with the Series B with respect to distributions upon Liquidation the amount to which they are respectively entitled, then the entire remaining net assets of the Corporation shall be distributed ratably among the holders of all outstanding shares of the Series B and any outstanding shares of parity stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment of the amount to which they were entitled in full. Following the completion of the distribution of the stated liquidation preference to be paid to the holders of the Series B and any outstanding shares of any other series of Preferred Stock that by its terms ranks senior to the Common Stock with respect to distributions upon Liquidation, and after there shall have been paid an amount equal to $100.00 divided by the Conversion Rate (as defined in Section (5) below) (the "Common Share Equalizer Amount") to the holders of Common Stock in respect of each share of Common Stock, the holders of the Series B shall rank on a parity with the holders of the Common Stock with respect to distributions on Liquidation and shall be entitled to receive, with respect to each share of the Series B, the Conversion Rate (as defined in Section 5 below) times the amount received by each share of Common Stock of any and all assets remaining to be paid or distributed.

                    Neither the merger or consolidation of the Corporation into or with another corporation nor the merger of any other corporation into the Corporation shall be deemed to be a Liquidation within the meaning of this provision, but the sale, lease or conveyance of all or substantially all of the Corporation's assets will be deemed a Liquidation within the meaning of this provision.

                    (3)  Voting Rights.  Except as otherwise set forth in
                         -------------
          Section (4) hereof or as required by law, the holders of the Series B shall not be entitled to vote on any matter.

                    (4)  Amendment of Certificate of Incorporation.  So
                         -----------------------------------------
          long as any shares of the Series B are outstanding, the Corporation shall not amend, alter or repeal any of the provisions of the Certificate of Incorporation (which term includes each and all amendments for the purpose of creating other series of Preferred Stock) so as to affect adversely the rights, powers or preferences of the shares of the Series B or of the holders thereof, or issue additional shares of the Series B, without the consent of the holders of at least a majority of the total number of outstanding shares of the Series B, given in person, by proxy or by vote at a meeting called for that purpose. An amendment which increases the number of authorized shares of Preferred Stock, or which creates another series of Preferred Stock ranking pari passu with the Series B as to dividends and the distribution of assets, or the issuance of such shares shall not require the approval of the holders of the Series B.
          However, in the application of these provisions, any amendment which would authorize or create any shares of stock ranking prior to the Series B as to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Corporation shall be considered as affecting adversely the rights of all outstanding shares of the Series B.

                    (5)  Conversion.  The shares of the Series B shall be
                         ----------
          convertible, in whole or in part, (x) at the option of the holders thereof (an "Optional Conversion"), at any time and from time to time (i) after a bona fide offer that, as shall be determined by the Corporation's Board of Directors in good faith, is reasonably likely to be concluded (an "Offer") is made by, on behalf of and for the benefit of any person other than a holder of shares of the Series B or any affiliate thereof, or by the Corporation as the case may be with respect to a plan or transaction that could result in a Change of Control (as defined below), or (ii) after the first anniversary of the date of the first issuance of the Series B (the "First Anniversary") and before the tenth anniversary of the date of the first issuance of the Series B (the "Tenth Anniversary") at the offices of the duly appointed transfer agent for the shares of the Series B, and (y) automatically, without further action by the holder of the shares of the Series B as otherwise required by the fourth paragraph of this Section 5, on the Tenth Anniversary or, if on such Tenth Anniversary, the Corporation shall be a debtor under the Bankruptcy Code or the liabilities of the Corporation as stated on the last regularly prepared balance sheet prepared by the Corporation as of the fiscal quarter that precedes the Tenth Anniversary by not less than fifteen (15) days exceeds the fair market value of the Corporation's property (as shall be determined by the Corporation's Board of Directors in good faith), then on the next date (the "Solvency Date") on which the liabilities of the Corporation as stated on any regularly prepared balance sheet prepared by the Corporation do not exceed the fair market value of the Corporation's property (as shall be determined by the Corporation's Board of Directors in good faith), (the "Mandatory Conversion"), in each case into a number of fully paid and nonassessable shares (calculated to the nearest one-thousandth of a share) of Common Stock of the Corporation, at the rate of 429.553 shares of Common Stock for each share of the Series B. The rate at which shares of Common Stock shall be deliverable in exchange for shares of the Series B upon conversion thereof is hereinafter referred to as the "Conversion Rate" for shares of the Series B. The Conversion Rate shall be subject to further adjustment from time to time in certain instances as hereinafter provided. In no event, however, shall the Conversion Rate be adjusted such that Common Stock would be issued at a Conversion Rate such that the sum of the liquidation preference, plus declared but unpaid dividends, of a converted share of the Series B, divided by the number of shares that would be issuable upon conversion would be less than $.01 per share of Common Stock (which is the par value thereof). Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued but unpaid on the shares of the Series B surrendered for conversion; however, a holder of shares of the Series B who converts such shares after the record date for a dividend and on or before the dividend payment date shall receive the dividend payable on such shares of the Series B on such dividend payment date. As used herein, the term "business day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday on which banks in The City of New York are not authorized to close.

                    For purposes of this Section 5, a "Change of Control" shall mean any of the following events: (i) the direct or indirect beneficial ownership (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 13D-G thereunder) of securities of the Corporation representing 45% or more of the combined voting power of the Corporation's then outstanding securities is acquired or becomes held by any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) (for purposes of this Section 5, a "Person") or group of Persons (within the meaning of Section 13(d)(3) of the Exchange Act) (a "Group"),
          (ii) the sale, lease or other disposition to any Person or Group in one or more transactions of all or substantially all of the assets of the Corporation, provided that any mortgage, pledge, lien or other security interest to secure bona fide indebtedness shall not constitute a Change of Control in any event, or (iii) the election of a board of directors, the majority of whose members had not been nominated by a majority of the members of the previous board of directors.

                    Whenever the Corporation shall receive such an Offer, or agree to a plan or transaction that would result in a Change of Control, the Corporation will forthwith cause a notice thereof to be sent in writing to the respective holders of record of the Series B and shall in no event consummate or close such a plan or transaction that will result in a Change of Control earlier than fifteen (15) days following receipt of such notice by such holders.

                    Before any holder of shares of the Series B shall be entitled to convert the same into Common Stock in connection with an Optional Conversion, such holder shall surrender the certificate or certificates for such shares of the Series B at the office of the transfer agent, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, and shall give written notice to the Corporation at said office that such holder elects so to convert said shares of the Series B and shall state in writing therein the name or names and respective amounts in which such holder wishes the certificate or certificates for Common Stock to be issued.

                    The rights of conversion exercisable by the holders of shares of the Series B shall be exercisable either in full or in part at the election of the holders thereof. If the holder of Series B shares exercises its right of conversion in respect of less than all of its Series B shares, a new certificate evidencing the remaining Series B shares shall be issued to the holder by the Corporation.

                    As of and after the Tenth Anniversary or the Solvency Date, as the case may be, the shares of the Series B issued and outstanding immediately prior to the Tenth Anniversary or the Solvency Date, as the case may be, shall be deemed to have been converted into shares of Common Stock as provided herein on the transfer books of the Common Stock of the Corporation.

                    The Corporation shall, as soon as practicable after (x) the surrender of certificates for shares of the Series B in connection with an Optional Conversion, accompanied by the written notice and the statement above prescribed, and (y) the surrender of certificates for shares of the Series B after the Tenth Anniversary or the Solvency Date, issue and deliver at the office of the transfer agent, to the person for whose account such shares were so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment for any fraction of a share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph with respect to an Optional Conversion, such conversion shall be deemed to have been made as of the date of such surrender of the shares of the Series B to be converted; and the person or persons entitled to receive the Common Stock issuable upon an Optional Conversion of such shares of the Series B shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The Corporation shall not be required to convert, and no surrender of shares of the Series B shall be effective for that purpose with respect to an Optional Conversion, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of shares of the Series B for conversion with respect to an Optional Conversion, during any period while such books are closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares were surrendered, and at the Conversion Rate in effect at the date of such surrender.

                    With respect to a Mandatory Conversion, each certificate that immediately prior to the Tenth Anniversary or the Solvency Date (as the case may be) represented one (1) or more shares of Series B shall, upon and after the Tenth Anniversary or the Solvency Date (as the case may be), until such certificate is surrendered in accordance herewith, represent that number of whole shares of Common Stock (and the right to receive the cash amount payable in lieu of the issuance of fractional shares of Common Stock) into which the share(s) of Series B theretofore represented by such certificate shall have been converted.

                    The Conversion Rate for shares of the Series B and the Common Share Equalizer Amount shall be subject to further adjustment from time to time as follows:

                              (a) If the Corporation shall at any time pay a dividend on its Common Stock (including, if applicable, shares of such stock held by the Corporation in treasury) in shares of its Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that each share of the Series B shall thereafter be convertible into the number of shares of Common Stock which the holder of a share of the Series B would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph (a) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

                              (b) If the Corporation shall issue rights or warrants to all holders of shares of Common Stock for the purpose of entitling them (for a period not exceeding 45 days from the date of issuance) to subscribe for or purchase shares of Common Stock at a price per share (taking into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of the Corporation) less than the average market price per share (determined as provided below) of the Common Stock on the record date for such issuance, then in each such case the Conversion Rate shall be determined by multiplying the Conversion Rate on the date immediately preceding such record date by a fraction the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock so offered for subscription or purchase in connection with such rights or warrants, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such average market price; provided, however, if all the shares of Common Stock
                    --------  -------
                    offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the exercise of such rights or warrants the Conversion Rate shall be readjusted to the number of shares which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever any such rights or warrants are issued, and shall become effective on the date of issuance retroactive to the record date for determination of stockholders entitled to receive such rights or warrants. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

                              (c)  If the Corporation shall distribute to
                    all the holders of Common Stock (i) any rights or warrants to subscribe for or purchase any security of the Corporation (other than those referred to in paragraph (b) above) or any evidence of indebtedness or other securities of the Corporation (other than Common Stock), or (ii) assets (other than cash) having a fair market value (as determined in a resolution adopted in good faith by the Board of Directors of the Corporation, which shall be conclusive evidence of such fair market value) in an amount during any 12-month period equal to more than 10% of the market capitalization (as defined below) of the Corporation, then in each such case the Conversion Rate shall be determined by multiplying the Conversion Rate on the day immediately preceding the date of declaration or authorization by the Board of Directors of the Corporation of such distribution by a fraction, the numerator of which shall be the average market price per share (determined as provided in paragraph (e) below) of the Common Stock on such declaration or authorization date and the denominator of which shall be such average market price per share less the then fair market value (as determined by the Board of Directors of the Corporation as provided above with respect to assets other than cash or securities) of the portion of the assets, rights, warrants, evidences of indebtedness or other securities so distributed applicable to one (1) share of Common Stock. Such adjustment shall be made whenever any such rights or warrants are issued or such assets are distributed and shall become effective on the date of issuance or distribution retroactive to the record date for determination of the stockholders entitled to receive such distribution. The term "market capitalization" shall mean an amount determined by multiplying the number of shares of Common Stock outstanding on such declaration or authorization date by the average market price per share (determined as provided in paragraph
                    (e) below) of the Common Stock on such declaration date.

                              (d) In case of any capital reorganization or any reclassification (other than a change in par value) of the capital stock of the Corporation or of any conversion of the Common Stock into securities of another corporation or in case of the consolidation or merger of the Corporation with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or in case of any sale or conveyance of all or substantially all of the assets of the Corporation, the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires such assets, as the case may be, shall make provision in the articles or certificate of incorporation of such person such that each share of the Series B then outstanding shall thereafter be convertible into the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the number of shares of Common Stock into which such share of the Series B was convertible immediately prior to the effective date of such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, assuming (i) such holder of Common Stock of the Corporation is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made as the case may be (a "constituent entity"), or an affiliate of a constituent entity, and (ii) such person failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance and, in any case appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holder of the shares of the Series B, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as near as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon the conversion of the shares of the Series B. The Corporation shall not be party to any transaction unless the terms of such transaction are consistent with the provisions of this paragraph (d), and it shall not consent or agree to the occurrence of any transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B that will contain provisions enabling the holders of the Series B that remain outstanding after such transaction to convert into the consideration received by holders of Common Stock at the Conversion Rate in effect immediately prior to such transaction. The provisions of this paragraph (d) shall similarly apply to successive transactions.

                              (e) For the purpose of any computation under this Section 5, the average market price per share of Common Stock on any date shall be the average of the daily closing prices for the 20 consecutive trading days commencing 25 trading days before the date of determination or declaration or authorization by the Board of Directors of the Corporation of such issuance or distribution. The closing price for each such trading day shall be the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ National Market System, or NASDAQ SmallCap Market or, if the Common Stock is not quoted on NASDAQ SmallCap Market, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for such purpose or if no such prices are available, the fair market value of the Common Stock as determined by good faith action of the Board of Directors of the Corporation.

                              (f)  All calculations under this Section 5
                    shall be made to the nearest one-thousandth of a share of Common Stock.

                              (g)  For the purpose of this Section 5, the
                    term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Corporation at the date of this Certificate of Designation or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) through (d) above, the holder of the shares of the Series B shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of Series B and the Common Share Equalizer Amount shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in paragraphs (a) through (g), inclusive, above, with respect to the shares of Common Stock.

                              (h)  Upon the expiration of any rights,
                    options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Conversion Rate and the Common Share Equalizer Amount shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (1) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, exchange privileges or conversion rights and (2) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for the issuance, sale or grant of all of such rights, options, warrants or conversion rights whether or not exercised; provided
                                                                --------
                    that no such readjustment shall have the effect of decreasing the number of shares of Common Stock issuable upon the conversion of shares of the Series B or the Common Share Equalizer Amount by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion rights.

                    Whenever the Conversion Rate is adjusted as provided in this Section 5, the Corporation shall forthwith file with the transfer agent for the shares of the Series B a certificate signed by the President or one of the Vice Presidents of the Corporation and by its Treasurer or an Assistant Treasurer, stating the adjusted Conversion Rate and the adjusted Common Share Equalizer Amount determined as provided in this Section 5. Such certificate shall show in detail the facts requiring such adjustment. Whenever the Conversion Rate or the Common Share Equalizer Amount is adjusted, the Corporation will forthwith cause a notice stating the adjustment and the Conversion Rate to be mailed to the respective holders of record of the shares of the Series B. The transfer agent shall be under no duty to make any inquiry or investigation as to the statements contained in any such certificate or as to the manner in which any computation was made, but may accept such certificate as conclusive evidence of the statements therein contained, and each transfer agent shall be fully protected with respect to any and all acts done or action taken or suffered by it in reliance thereon. The transfer agent in its capacity as transfer agent shall not be deemed to have any knowledge with respect to any change of capital structure of the Corporation unless and until it receives a notice thereof pursuant to the provisions of this paragraph and in the absence of any such notice each transfer agent may conclusively assume that there has been no such change.

                    The Corporation shall at all times reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of the Series B from time to time outstanding. The Corporation shall from time to time, in accordance with the Delaware General Corporation Law, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding shares of the Series B.

                    No fractions of shares of Common Stock are to be issued upon conversion, but in lieu thereof the Corporation shall pay therefor an amount in cash equal to the product obtained by multiplying such fraction by the closing price (determined as provided in the last sentence of paragraph (e) above) of the Common Stock on the business day immediately preceding the day of conversion. If more than one certificate representing shares of the Series B shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B so surrendered.

                    The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of the Series B pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than in which the shares of the Series B so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                    In the event (i) that the Corporation shall pay any dividend or make any distribution to the holders of shares of Common Stock otherwise than in cash; or (ii) that the Corporation shall offer for subscription or purchase, pro rata, to the holders of shares of Common Stock any additional shares of stock of any class or any securities convertible into or exchangeable for stock of any class; or (iii) of any reclassification or change of outstanding shares of the class of Common Stock issuable upon the conversion of the shares of the Series B (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or of any merger or consolidation of the Corporation with, or merger of the Corporation into, another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation and which does not result in any Change of Control or any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the shares of the Series B) or of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or (iv) of any dissolution, liquidation or winding up of the Corporation, then in any such event the Corporation shall cause to be filed with the transfer agent for the Series B, and shall cause to be mailed to the holders of record of the Series B, at their respective last addresses as they shall appear upon the stock transfer books of the Corporation, at least 15 days prior to any applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any of the events specified in clauses (i) and (ii) of this paragraph, or
          (y) the effective dates of any of the events specified in clauses
          (iii) and (iv) of this paragraph. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

                    Upon conversion of the Series B the capital in respect of the shares of the Common Stock issued upon such conversion shall be the aggregate par value thereof, and the stated capital and capital surplus (capital in excess of par value) of the Corporation shall be correspondingly increased or reduced as permitted by the Delaware General Corporation Law to reflect the difference between the capital in respect of the shares of the Series B so converted and the capital in respect of the shares of the Common Stock issued upon conversion.

                    The Corporation covenants that any shares of Common Stock issued upon conversion of the shares of Series B shall be validly issued, fully paid and non-assessable.

                    (6)  Redemption.  The shares of the Series B shall be
                         ----------
          redeemable, in whole or in part, on at least 30 days' prior written notice to the Corporation, at the option of the holders thereof (an "Optional Redemption"), at any time and from time to time after the first anniversary of the date of the first issuance of the Series B (the "First Anniversary") and before the Tenth Anniversary (or at any time after the date of the first issuance of the Series B in the event of a Change in Control) at the offices of the duly appointed transfer agent for the shares of the Series B, at the redemption price of $100.00 plus any declared but unpaid dividend for each share of the Series B if, and to the extent that, on the date of redemption specified in such notice, the number of shares of Common Stock issuable upon conversion of such shares of the Series B shall then not be authorized and available for issuance or the Corporation shall have failed to obtain the corporate or shareholder approvals required to issue the Series B, increase the number of outstanding shares as to allow the Series B to be convertible or allow the Preferred Conversion Shares to be listed on the NASDAQ SmallCap Market.

                    Before any holder of shares of the Series B shall be entitled to redeem the same in connection with an Optional Redemption, such holder shall surrender the certificate or certificates for such shares of the Series B at the office of the transfer agent, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the 1Corporation or in blank, and shall give written notice to the Corporation at said office that such holder elects so to redeem said shares of the Series B and shall state in writing therein the name or names of the persons to which such holder wishes the redemption price to be paid and the amount of each such payment.

                    The Corporation shall not be required to redeem, and no surrender of shares of the Series B shall be effective for that purpose with respect to an Optional Redemption, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of shares of the Series B for redemption with respect to an Optional Redemption, during any period while such books are closed shall become effective for redemption, immediately upon the reopening of such books, as if the redemption had been made on the date such shares were surrendered.

                    The shares of the Series B shall be redeemable from time to time, in whole or in part, on at least 30 days prior written notice to the holders thereof at their respective last addresses as they appear on the stock transfer books of the Corporation at the option of the Board of Directors of the Corporation (each, a "Mandatory Redemption"), at any time and from time to time on or after the Second Anniversary and on or before the Tenth Anniversary, at the offices of the duly appointed transfer agent for the shares of the Series B, at the following redemption prices for each share of the Series B if redeemed during the twelve-month period beginning on the anniversary of the first issuance of the Series B in each of following years:

                        Year                            Price
                        ----                            -----
                        1999                           $110.00
                        2000                           $104.00
                        2001                           $103.00
                        2002                           $102.00
                        2003                           $101.00
                        2004                           $100.00

          and at $100.00 per share thereafter, in each case, plus declared but unpaid dividends. If the shares of the Series B shall be redeemed in part, the Corporation shall select shares so to be redeemed as nearly as practicable pro rata or by lot, in such manner as the Board of Directors of the Corporation may determine.

                    If all funds necessary for any Optional Redemption or Mandatory Redemption, as the case may be, shall have been set apart by the Corporation so as to be available therefor and only therefor, then on and after the close of business on the later of the date on which all such funds shall have been so set apart and the date specified in written notice delivered by the holders of the shares of the Series B to be so redeemed or by the Corporation, as the case may be, pursuant to this Section 6, the shares of the Series B then subject to redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate except the right of the holders thereof to receive upon surrender of their certificates the amount payable upon redemption thereof, but without interest.

                    IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by its President on this 18th day of August, 1997 and the undersigned hereby affirm the truth of the statements contained herein under the penalties of perjury.


                                            /s/ Enrique Levy
                                        --------------------------------
                                        Name: Enrique Levy
                                        Title: President